Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of Quotient Technology Inc. of our report dated February 16, 2018, with respect to the consolidated financial statements of Quotient Technology Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

San Jose, California

February 16, 2018